UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2009
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE
INDEX TO EXHIBITS
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
     This amendment on Form 8-K/A is being filed to include previously omitted exhibits to Exhibit 10.1, the Term Loan Amendment (as defined below), of the Current Report on Form 8-K filed by Alon USA Energy, Inc. on April 27, 2009.
     On April 9, 2009, Alon Refining Louisiana, Inc. (“Alon Louisiana”) and Alon Refining Krotz Springs, Inc. (“Alon Krotz Springs”), subsidiaries of the registrant, Alon USA Energy, Inc. (the “Company”), entered into amendments to Alon Krotz Springs’ term and revolving credit facilities pursuant to (i) a First Amendment Agreement (the “Term Loan Amendment”) by and among Alon Louisiana, Alon Krotz Springs, as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, as agent, and (ii) a Second Amendment to Loan and Security Agreement (the “Revolver Amendment” and together with the Term Loan Amendment, the “Loan Amendments”) by and among Alon Louisiana, Alon Krotz Springs, as borrower, the lenders party thereto and Bank of America, N.A., as agent.
     In connection with the Loan Amendments, it was agreed to unwind and terminate the heating oil / WTI crack spread hedging agreement entered into on July 3, 2008, between Alon Krotz Springs and Credit Suisse Energy, LLC (the “Hedging Agreement”). In accordance with the terms of the Loan Amendments, the proceeds from the unwind of the Hedging Agreement have been applied as follows: (i) approximately $135 million, including the release of $50 million of cash collateral previously deposited by Alon Krotz Springs in support of its obligations under the Hedging Agreement, to the prepayment of principal under the term loan facility and (ii) $50 million to reduce borrowings under the revolving credit facility.
     Further, in connection with the Loan Amendments, the Company and its majority shareholder are providing $25 million of equity and $25 million of letter of credit support to Alon Krotz Springs to further enhance its liquidity. These contributions, together with the proceeds from the unwind of the Hedge Agreement, are expected to result in total proceeds and support to Alon Krotz Springs of approximately $235 million.
     The Term Loan Amendment also provides for, among things, (i) adjustments to the maintenance financial covenants through 2010 and (ii) adjustments to the interest rates. The Revolver Amendment also provides for, among other things, (i) adjustments to the interest rates and advance rates for borrowings and (ii) a reduction in the available commitment amount from $300 million to $250 million with the ability to increase the commitment amount to $275 million and to further increase the commitment amount under certain circumstances to $400 million.
     A copy of the Term Loan Amendment and the Revolver Amendment are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The descriptions of the Loan Amendments contained herein are qualified in their entirety by reference to the full text thereof.
     The press release issued by the Company on April 27, 2009 with respect to the entry into the Loan Amendments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

2

Exhibit
Number	Description

10.1	First Amendment Agreement dated as of April 9, 2009 by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, as agent.

10.2	Second Amendment to Loan and Security Agreement dated as of April 9, 2009 by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by the Company on April 27, 2009, SEC File No. 001-32567).

99.1	Press Release dated April 27, 2009 (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by the Company on April 27, 2009, SEC File No. 001-32567).

3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President — Legal Secretary and General Counsel

Date: August 19, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	First Amendment Agreement dated as of April 9, 2009 by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, as agent.

10.2	Second Amendment to Loan and Security Agreement dated as of April 9, 2009 by and among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the lenders party thereto and Bank of America, N.A., as agent (incorporated by reference to Exhibit 10.2 to Form 8-K, filed by the Company on April 27, 2009, SEC File No. 001-32567).

99.1	Press Release dated April 27, 2009 (incorporated by reference to Exhibit 10.3 to Form 8-K, filed by the Company on April 27, 2009, SEC File No. 001-32567).